Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Jenny Rider +1 (914) 323-5745	Matt Latino +1 (914) 323-5821
	Jenny.Rider@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Reports First Quarter 2019 Results

•	First quarter 2019 reported net income was $79 million or $0.43 per share; Adjusted net income for the quarter was $94 million or $0.52 per share, up 12% excluding foreign exchange translation

•	Delivered $1.2 billion in revenue for the first quarter, up 6% organically

•	Cash flow from operations up 32%

•	Reaffirms full-year 2019 organic revenue growth guidance of 4 to 6% and updates full-year guidance for adjusted earnings per share to $3.12 to $3.32

RYE BROOK, N.Y., May 2, 2019 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2019 net income of $79 million, or $0.43 per share. Excluding the impact of restructuring, realignment and special charges, the Company delivered adjusted net income of $94 million or $0.52 per share in the quarter. Excluding the impact of foreign exchange translation, adjusted earnings per share was up 12 percent. First quarter revenue was $1.2 billion, up 6 percent organically driven by strength across all end markets and double-digit growth in the U.S. and Emerging Markets. Reported operating margin in the quarter was 8.8 percent and adjusted operating margin was 10.8 percent, down 30 basis points compared to the prior year due primarily to the impact of unfavorable sales mix and lower absorption of overhead costs.

“We continue to see robust momentum in the demand for our solutions as we help our customers solve their water challenges and drive the digital transformation of the sector,” said Patrick Decker, President and Chief Executive Officer of Xylem. “While we’re disappointed with our margin performance in the quarter, we’re confident in our long-term growth outlook and in continuing to achieve attractive margin expansion.”

Full-year 2019 Outlook
Xylem continues to forecast full-year 2019 revenue in the range of $5.3 to $5.4 billion, up 2 to 4 percent. On an organic basis, Xylem’s revenue growth also remains unchanged in the range of 4 to 6 percent.

Xylem is revising its full-year 2019 adjusted operating margin outlook from 14.7 to 15.2 percent to 14.5 to 14.9 percent due to the impact of foreign exchange translation and the results from the first quarter. The full-year adjusted earnings per share is now expected to be $3.12 to $3.32 down from $3.20 to $3.40. The Company’s adjusted earnings outlook excludes projected restructuring and realignment costs, which are now expected to be approximately $60 to $70 million for the year as a result of actions to simplify the organization. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

First Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses primarily serving wastewater operations for utility and industrial customers through transport, dewatering and treatment applications.

•
First quarter 2019 revenue was $482 million, up seven percent organically compared with first quarter 2018. Double digit organic growth in Emerging Markets and the U.S. from strength in the Utilities and Industrial end markets led top-line performance at the high end of guidance.

•
First quarter reported operating income for the segment was $51 million. Adjusted operating income for the segment, which excludes $9 million of restructuring and realignment costs, was $60 million, an 11-percent increase over the same period a year ago. Reported operating margin for the Water Infrastructure segment was 10.6 percent, up 40 basis points versus the prior year. Adjusted operating margins of 12.4 percent were up 110 basis points versus prior year as cost reductions, volume leverage and price realization more than offset inflation, lower absorption of overhead costs and growth investments.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses primarily serving the end users of water through industrial water management, commercial building services and residential applications.

•
First quarter 2019 Applied Water revenue was $379 million, a seven percent increase organically year-over-year, driven by growth in the U.S. and Emerging Markets. There was strength in all end markets led by 12 percent organic revenue growth in the Commercial end market.

•
First quarter reported operating income for the segment was $56 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $59 million, an 11-percent increase over the comparable period last year. The segment’s reported operating margin was 14.8 percent and adjusted operating margin was 15.6 percent, both up 110 basis points over the prior year period. Cost reductions and price realization more than offset inflationary pressures, lower absorption of overhead costs and foreign exchange headwinds.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses primarily serving the clean water and energy operations for utility and industrial customers through smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation applications.

•
First quarter 2019 Measurement & Control Solutions revenue was $376 million, up five percent organically versus the prior year. Revenue growth was driven by strength in the North American water business and partially offset by the lapping of a large electric project deployment and software sale in the first quarter of 2018.

•
First quarter reported operating income for the segment was $16 million, and adjusted operating income, which excludes $12 million of restructuring and realignment costs and special charges, was $28 million. The Measurement & Control Solutions segment reported operating margin was 4.3 percent. Adjusted operating margin contracted 420 basis points over the prior year period to 7.4 percent as higher volume and cost reductions were more than offset by inflation, higher investments for growth and unfavorable mix.

Supplemental information on Xylem’s first quarter 2019 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat,

analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s approximately 17,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2018 revenue of $5.2 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
 Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; claims or investigations by governmental or regulatory bodies; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

 All forward-looking statements made herein are based on information currently available to the Company.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

For the three months ended March 31,	2019	2018
Revenue	$1,237	$1,217
Cost of revenue	763	757
Gross profit	474	460
Selling, general and administrative expenses	303	296
Research and development expenses	51	41
Restructuring and asset impairment charges	11	10
Operating income	109	113
Interest expense	18	21
Other non-operating income, net	2	3
Gain from sale of business	1	—
Income before taxes	94	95
Income tax expense	15	16
Net income	$79	$79
Earnings per share:
Basic	$0.44	$0.44
Diluted	$0.43	$0.43
Weighted average number of shares:
Basic	179.7	179.9
Diluted	181.1	181.4

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$275	$296
Receivables, less allowances for discounts and doubtful accounts of $28 and $35 in 2019 and 2018, respectively	1,020	1,031
Inventories	617	595
Prepaid and other current assets	169	172
Total current assets	2,081	2,094
Property, plant and equipment, net	653	656
Goodwill	2,988	2,976
Other intangible assets, net	1,219	1,232
Other non-current assets	527	264
Total assets	$7,468	$7,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$548	$586
Accrued and other current liabilities	589	546
Short-term borrowings and current maturities of long-term debt	304	257
Total current liabilities	1,441	1,389
Long-term debt	2,044	2,051
Accrued postretirement benefits	394	400
Deferred income tax liabilities	312	303
Other non-current accrued liabilities	469	297
Total liabilities	4,660	4,440
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 193.6 shares and 192.9 shares in 2019 and 2018, respectively	2	2
Capital in excess of par value	1,962	1,950
Retained earnings	1,674	1,639
Treasury stock – at cost 13.7 shares and 13.2 shares in 2019 and 2018, respectively	(526)	(487)
Accumulated other comprehensive loss	(316)	(336)
Total stockholders’ equity	2,796	2,768
Non-controlling interest	12	14
Total equity	2,808	2,782
Total liabilities and stockholders’ equity	$7,468	$7,222

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2019	2018
Operating Activities
Net income	$79	$79
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29	29
Amortization	35	38
Share-based compensation	9	9
Restructuring and asset impairment charges	11	10
Gain from sale of business	(1)	—
Other, net	1	(4)
Payments for restructuring	(4)	(5)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	7	(9)
Changes in inventories	(25)	(40)
Changes in accounts payable	(17)	6
Other, net	(41)	(50)
Net Cash – Operating activities	83	63
Investing Activities
Capital expenditures	(69)	(61)
Acquisition of business, net of cash acquired	(5)	(430)
Other, net	(3)	—
Net Cash – Investing activities	(77)	(491)
Financing Activities
Short-term debt issued, net	50	371
Repurchase of common stock	(39)	(33)
Proceeds from exercise of employee stock options	4	3
Dividends paid	(44)	(38)
Other, net	—	(1)
Net Cash – Financing activities	(29)	302
Effect of exchange rate changes on cash	2	9
Net change in cash and cash equivalents	(21)	(117)
Cash and cash equivalents at beginning of year	296	414
Cash and cash equivalents at end of period	$275	$297
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$13	$14
Income taxes (net of refunds received)	$18	$17

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs not included in "Sensus Acquisition Related Costs", non-cash impairment charges and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions/ Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Quarter Ended March 31
Xylem Inc.	1,315	1,320	(5)	0%	2	56	53	4%	4%
Water Infrastructure	532	554	(22)	-4%	—	35	13	2%	2%
Applied Water	394	384	10	3%	—	12	22	6%	6%
Measurement & Control Solutions	389	382	7	2%	2	9	18	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions / Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Quarter Ended March 31
Xylem Inc.	1,237	1,217	20	2%	5	51	76	6%	6%
Water Infrastructure	482	480	2	0%	—	30	32	7%	7%
Applied Water	379	366	13	4%	—	12	25	7%	7%
Measurement & Control Solutions	376	371	5	1%	5	9	19	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2019	2018
Total Revenue
• Total Xylem	1,237	1,217
• Water Infrastructure	482	480
• Applied Water	379	366
• Measurement & Control Solutions	376	371
Operating Income
• Total Xylem	109	113
• Water Infrastructure	51	49
• Applied Water	56	50
• Measurement & Control Solutions	16	33
• Total Segments	123	132
Operating Margin
• Total Xylem	8.8%	9.3%
• Water Infrastructure	10.6%	10.2%
• Applied Water	14.8%	13.7%
• Measurement & Control Solutions	4.3%	8.9%
• Total Segments	9.9%	10.8%
Special Charges
• Total Xylem	4	6
• Water Infrastructure	—	—
• Applied Water	—	—
• Measurement & Control Solutions	4	2
• Total Segments	4	2
Restructuring & Realignment Costs
• Total Xylem	20	16
• Water Infrastructure	9	5
• Applied Water	3	3
• Measurement & Control Solutions	8	8
• Total Segments	20	16
Adjusted Operating Income
• Total Xylem	133	135
• Water Infrastructure	60	54
• Applied Water	59	53
• Measurement & Control Solutions	28	43
• Total Segments	147	150
Adjusted Operating Margin
• Total Xylem	10.8%	11.1%
• Water Infrastructure	12.4%	11.3%
• Applied Water	15.6%	14.5%
• Measurement & Control Solutions	7.4%	11.6%
• Total Segments	11.9%	12.3%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2019				Q1 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,237	—		1,237	1,217	—		1,217
Operating Income	109	24	a	133	113	22	a	135
Operating Margin	8.8%			10.8%	9.3%			11.1%
Interest Expense	(18)	—		(18)	(21)	—		(21)
Other Non-Operating Income (Expense)	2	—		2	3	—		3
Gain/(Loss) from sale of business	1	(1)		—	—	—		—
Income before Taxes	94	23		117	95	22		117
Provision for Income Taxes	(15)	(8)	b	(23)	(16)	(8)	b	(24)
Net Income attributable to Xylem	79	15		94	79	14		93
Diluted Shares	181.1			181.1	181.4			181.4
Diluted EPS	$0.43	$0.09		$0.52	$0.43	$0.08		$0.51

Year-over-year currency translation impact on current year diluted EPS	$(0.05)	$—		$(0.05)
Diluted EPS at Constant Currency	$0.48	$0.09		$0.57

a
Restructuring & realignment costs of $20 million and $16 million in 2019 and 2018, respectively; special charges of $4 million in 2019 ($1 million of acquisition related costs and $3 million of intangible asset impairment) and $6 million of acquisition related costs in 2018.

b
Net tax impact on restructuring & realignment costs of $4 million in both 2019 and 2018; net tax impact on special charges of $0 million and $1 million in 2019 and 2018, respectively; and tax-related special items of $3 million of expense in both 2019 and 2018.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1
	2019	2018
Net Cash - Operating Activities	$83	$63
Capital Expenditures	(69)	(61)
Free Cash Flow	$14	$2
Cash paid for Sensus acquisition related costs	—	(1)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$14	$3
Net Income	79	79
Gain/(Loss) from sale of businesses	1	—
Special Charges - non-cash impairment	(3)	—
Net Income, excluding gain on sale of businesses and non-cash impairment charges	$81	$79
Free Cash Flow Conversion	17%	4%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Net Income	79				79
Income Tax Expense	15				15
Interest Expense (Income), net	17				17
Depreciation	29				29
Amortization	35				35
EBITDA	175				175
Share-based Compensation	9				9
Restructuring & Realignment	20				20
Gain from sale of business	(1)				(1)
Special Charges	4				4
Adjusted EBITDA	207				207
Revenue	1,237				1,237
Adjusted EBITDA Margin	16.7%				16.7%

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115	130	225	549
Income Tax Expense	16	35	31	(46)	36
Interest Expense (Income), net	20	20	20	18	78
Depreciation	29	29	29	30	117
Amortization	38	36	34	36	144
EBITDA	182	235	244	263	924
Share-based Compensation	9	7	7	7	30
Restructuring & Realignment	16	9	11	11	47
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	6	1	1	4	12
Adjusted EBITDA	213	254	261	285	1,013
Revenue	1,217	1,317	1,287	1,386	5,207
Adjusted EBITDA Margin	17.5%	19.3%	20.3%	20.6%	19.5%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50				50
Interest Expense (Income), net	(1)				(1)
Depreciation	11				11
Amortization	4				4
EBITDA	64				64
Share-based Compensation	1				1
Restructuring & Realignment	9				9
Adjusted EBITDA	74				74
Revenue	482				482
Adjusted EBITDA Margin	15.4%				15.4%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	90	98	117	352
Interest Expense (Income), net	—	(1)	(1)	—	(2)
Depreciation	12	11	12	11	46
Amortization	5	5	5	5	20
EBITDA	64	105	114	133	416
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	5	5	5	20
Special Charges	—	—	—	2	2
Adjusted EBITDA	70	110	120	140	440
Revenue	480	546	541	609	2,176
Adjusted EBITDA Margin	14.6%	20.1%	22.2%	23.0%	20.2%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	57				57
Interest Expense (Income), net	—				—
Depreciation	5				5
Amortization	1				1
EBITDA	63				63
Share-based Compensation	1				1
Restructuring & Realignment	3				3
Adjusted EBITDA	67				67
Revenue	379				379
Adjusted EBITDA Margin	17.7%				17.7%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	61	60	66	237
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	—	1	1	—	2
EBITDA	55	67	66	71	259
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	3	2	2	3	10
Adjusted EBITDA	59	70	68	75	272
Revenue	366	388	378	402	1,534
Adjusted EBITDA Margin	16.1%	18.0%	18.0%	18.7%	17.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16				16
Interest Expense (Income), net	—				—
Depreciation	9				9
Amortization	27				27
EBITDA	52				52
Share-based Compensation	1				1
Restructuring & Realignment	8				8
Gain from sale of business	(1)				(1)
Special Charges	4				4
Adjusted EBITDA	64				64
Revenue	376				376
Adjusted EBITDA Margin	17.0%				17.0%

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33	28	33	23	117
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	9	8	10	35
Amortization	29	27	26	27	109
EBITDA	70	64	67	59	260
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	8	3	4	3	18
Loss/(Gain) from sale of business		2	(2)	—	—
Special Charges	2	1	—	2	5
Adjusted EBITDA	81	71	70	65	287
Revenue	371	383	368	375	1,497
Adjusted EBITDA Margin	21.8%	18.5%	19.0%	17.3%	19.2%